SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                 ----------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934


              Date of Report (Date of Earliest Event Reported):

                                 October 1, 2002

                                 ----------


                          THE WALT DISNEY COMPANY
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                                       DELAWARE
                                       (STATE OF JURISDICTION OF INCORPORATION)


        1-11605                                          95-4545390
(COMMISSION FILE NUMBER)                      (IRS EMPLOYER IDENTIFICATION NO.)



500 South Buena Vista Street, Burbank, California               91521
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)


                            (818) 560-1000
           (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                             Not applicable
           (FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)



Item 9.   Regulation FD Disclosure.

     On October 1, 2002, the Registrant's Chairman and Chief Executive Officer made a presentation concerning the Registrant's operations and plans to the Goldman Sachs "Communacopia" conference in New York City. A copy of the text of the presentation is furnished herewith as Exhibit 99.

     The Registrant believes that certain statements in the presentation may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from those expressed or implied. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in the Registrant's filings with the United States Securities and Exchange Commission, including the Registrant's annual report on Form 10-K for the year ended September 30, 2001. Copies of these filings may be obtained by contacting the Registrant or the SEC.

Item 7.    Financial Statements and Exhibits.

(c)      Exhibit

     99 Presentation by Michael D. Eisner, Chairman and Chief Executive Officer of the Registrant.


                                                          SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         THE WALT DISNEY COMPANY


                                                   By: /s/ David K. Thompson
                                                       David K. Thompson
                                                       Senior Vice President,
                                                       Assistant General Counsel
                                                         and Corporate Secretary

Dated:   October 1, 2002

                                                                     EXHIBIT 99

                      GOLDMAN SACHS COMMUNACOPIA CONFERENCE
                             NEW YORK CITY, NEW YORK
                                 OCTOBER 1, 2002

                    Presentation by Michael D. Eisner,
                   Chairman and Chief Executive Officer,
                             The Walt Disney Company

     Good morning. Today I stand before you in my veteran phase, thoroughly invigorated and energized about the future of our company.

     I would like to discuss with you how we are approaching that future through the management of Disney's resources and capital. I'm not here to discuss projections about the next quarter or two. However, since this is the first day of our new fiscal year, let me say that our expectations are for strong double-digit EPS growth in 2003.

     I came to Disney at a time when the market did not fully appreciate the potential of this company. I believe that we are once again at a point where there is a disconnect between Disney's underlying strength and potential and the market's perception of its strength and potential. Indeed, today Disney has far greater reach and depth as a media and entertainment company than at any time in its extraordinary existence.

     This is not to say that the market is irrational. Our recent performance has been unacceptable ... and I am here today to outline how we plan to return to the kind of bottom line results for which we have been known. But, I do believe that the market has overreacted on the downside. This is also part of my CEO cycle ... as, when things are bad, the market overstates how bad. That said, you never hear me or any of my peers complain when the market overreacts on the upside.

     Before I go into specifics about our growth plans, let me give you a sense of our overall strategic view of The Walt Disney Company. Like every company you'll hear from at this conference, we set our sights on delivering steady growth in shareholder value. And, like every other company, we intend to do so by strengthening our competitive advantage.

     In business, competitive advantage can be established in a number of ways - by being a low cost provider, by having a technological edge, by being first into a market or, at our company, by maintaining strong and differentiated brands, most notably the Disney brand and ESPN.

     There are two principal attributes that make a brand powerful from a business perspective. It must be unique ... and it must be relevant. Uniqueness is the quality that determines the ability to use the brand to differentiate one's products. The Disney brand is one of the most unique brands in the world. Through considerable effort and investment, ESPN has become increasingly unique despite the tough competition in the sports programming business. However, to be commercially powerful, a brand must also be relevant and appealing. Clearly, both Disney and ESPN pass this test. Disney has a monopoly of the heart. ESPN embodies the edgy and irreverent excitement of sports.

     All of this may seem obvious, but it is critical to understanding how we think about allocating time and capital in running our company. The last five years have been disappointing in terms of earnings and stock price and I take responsibility for this fact. But, this has also been a period of investment in building and extending our key brands ... investment that I am confident will pay off well in the years ahead.

     It should not be surprising that this investment has coincided with the decline in our fiscal fortunes for the simple reason that we have also had to manage through a recession and the post-9/11 drop in tourism. At Disney, we map out our strategies in rolling five-year plans, but we have yet to be able to divine the long-term future of the broader business cycles. So, we simply stay focused on what is best for the long-term future of our company.

     Consequently, our results these past five years are worse than if we hadn't invested. But, there can be little question that our results in the next five years will be strengthened by the fact we did invest. These investments have protected, buttressed and built our Disney and ESPN brands to secure their competitive advantage for a very long time.

     Let me give you one specific example. There is perhaps no single asset which is more symbolically significant than Disneyland. It was the first theme park and, in the eyes of many, it is still be best because of the wealth of experiences that await guests within its berm. However, outside the berm, the area was going downhill. If something was not done, our flagship would be floating in a sea of urban decay. So, we brought a hockey team to Anaheim, kept the Angels from moving to another city and renovated the stadium in order to help the overall Anaheim economy and strengthen our relationship with the local community, which allowed us to expand the resort with a new theme park, new hotel, new shopping area and the creation of a garden district around these assets, complete with improved transportation access. It was a comprehensive solution, which is now in place and will allow the Disneyland Resort to thrive for as close to forever as we can foresee. And when you can count on a competitive advantage "forever," you have laid the groundwork for serious long-term financial returns. Do we wish the expansion had opened during boom times rather than a recession? Of course. But, this will become an irrelevant footnote as Disneyland and California Adventure attract satisfied guests from throughout Southern California and around the world long into the future.

     Here's a quick rundown of some of the other investments in our Disney brand that have been made:

     Since 1996, we've grown the Disney Channel from 18 million subscribers to more than 80 million currently. Internationally, we've nearly tripled our Disney Channel subscribers from just over 6 million to 18 million households, with 16 channels reaching 69 countries.

     Toon Disney launched just two years ago. It is already in 32 million homes. Next up in our growing suite of Disney cable properties is Playhouse Disney, to be born out of a programming block that we've incubated on the Disney Channel over the last several years.

     Radio Disney, launched in 1996 is now heard on 49 stations in nearly 60% of the country and is already profitable in its own right.

     Disney Theatrical Productions has gone from one show -- Beauty and the Beast -- to four shows that can be seen in 12 productions in six countries.

     Disney Animation has put out 13 animated sequels theatrically or direct-to-video since 1994. Combined, these pictures are expected to contribute profits of approximately $1 billion over their lifetime as well as generating returns in the high double-digits ... and even sometimes in the triple digits.

     Disney Internet Group has established deals to provide Disney-branded content to six major cellular telephone and pager services, including NTT DoCoMo, CSL, Hutchison Telecom, T-Motion International, Bell South, and Taiwan Cellular Corporation.

     In Florida, we launched the Disney Cruise Line, which has an operating profit per passenger day that is among the highest in the industry and which generates some of our best guest satisfaction ratings.

     The Walt Disney Studios has broadened the audience for Disney live action films with hits like "Remember the Titans," "The Princess Diaries" and "The Rookie."

     And, around the world, we have opened four new theme parks since 1998 and added 8,500 hotel rooms, with 135,000 square feet of convention space just in Orlando. Today, Walt Disney World is the #1 tourist attraction in North America; Disneyland Resort in Paris is the #1 tourist attraction in Europe; and Tokyo Disneyland Resort is the #1 attraction in Asia.

     Just as we have expanded the Disney brand, we have worked equally hard to build ESPN's market position and brand power. In 1996, ESPN had two domestic channels and 107 million subscribers. Today, there are four ESPN channels reaching 247 million subscribers. Last week, we announced the launch of ESPN Deportes, a 24-hour, Spanish-language sports network scheduled for the third quarter of 2003, and ESPN HD. All of these cable services will benefit from the fact that we now have contracts with all four major sports leagues.

     ESPN International now reaches 120 million homes in 145 countries and territories and ESPN.com is the leading stand-alone sports site. ESPN The Magazine, launched in 1998, now reaches two million readers worldwide and ESPN Radio, launched in 2001, now has more than 700 affiliates around the country, including 190 affiliates broadcasting ESPN 24 hours per day. We have developed the X Games and the Skins Game. And, there are now ESPNZones in eight cities around the country.

     What these expansions and investments in Disney and ESPN have in common is that they have focused on building on the uniqueness and relevance of our brands. And, they have created a protective moat around these assets. In the case of the Disneyland Resort and Walt Disney World, the moat is literal as well as figurative, but in every case, these assets are safer and more secure so they can thrive in the years to come. It is their enduring nature that makes Disney and ESPN true and reliable brands.

     Of course, we have businesses outside of Disney and ESPN. But, they really must be considered in the context of these two main brands.

     First and foremost is the ABC Television Network and our ten owned affiliated stations. The Network and our stations enhance our Disney and ESPN cable businesses; and vice versa. Our stations deliver significant value to cable and satellite operators and, by and large, instead of paying a fee for carrying our stations, such operators have opted instead to recognize that value by providing carriage for various of our cable channels. And consider the programming match between the cable programming networks that we have either developed or acquired and the dayparts of the ABC Television Network. That match affords us unique opportunities to attract content, to amortize our programming costs and to expand awareness and viewership of our programming. Children's programming and Sunday night Disney shows relate to Disney Channel and Toon Disney. ABC's hugely successful Daytime dramas made it possible to launch and program SoapNet. The Network now supplies programming to SoapNet and SoapNet, in turn, helps maintain the loyal audience base that has always been so critical to the ongoing success of that daypart on the Network. ABC Sports is an important promotional and programming partner with ESPN. The two, in tandem, strengthen each other. We think ownership of both ABC Family and the Network provides exciting possibilities of using Network primetime programming in a way that builds viewer awareness and excitement about a program and enhances the success of both platforms. And as for news, we're number one and we are working on other initiatives in that area.

     In fact, the reason that we bought Cap Cities rather than CBS in 1995 was because it offered the potential for far greater integration with our Disney assets, as well as bringing with it the powerhouse of ESPN. This all combines to create a fundamentally new model for managing the ABC network that integrates at every level with our cable properties.

     It is important when considering ABC to keep this model in mind. The ancillary benefits of any business, however real, do not make up for the underperformance of that business. And, let's be clear, ABC has underperformed. At the beginning of the year, we identified several steps necessary to establish a new direction at the network. The first was to put in a creative executive, Susan Lyne, in whom we have a great degree of confidence. The second was to announce a schedule that could drive a successful upfront. The third was to generate enough buzz going into the fall to get viewers to sample our shows, which they clearly have done. I am enough of a veteran to know that the network won't rise to number-one in a single season. This is why we have made clear that our near-term goal is to achieve a clear shift in momentum, as we build toward a leading primetime schedule.

     The early returns are encouraging. The addition of John Madden seems to have significantly lifted the Monday Night Football franchise. Despite three of the first four games having been blow-outs, ratings are up 9% in the 18-49 demographic and 33% in the especially hard-to-reach male 18-34 age group. On Tuesday's, "Eight Simple Rules for Dating My Teenage Daughter" has all the markings of a true hit. If has been number one against its competition for two weeks and, if its ratings hold, it represents a nearly 50% increase in its timeslot. We also have strong hopes for "Life with Bonnie" and "Less Than Perfect." On Wednesday night, our returning show, "My Wife & Kids" easily beat out "Bernie Mac" and seems to have established itself as a long-term favorite, as has "Alias" and "The Practice" on Sunday night.

     Of course, some of the new shows aren't going to make it. This is the nature of the business. But, our goal was measurable improvement this season, and the early indications are that this is what we are going to deliver. This, in turn, will give us a base on which to achieve more success during Sweeps, the mid-season, summer and next fall.

     You are right to monitor our progress in this area, because the upside potential is enormous. We feel we can only go up over time.

     This brings me to the newest extension of the ABC brand - ABC Family. When we bought it last year, we clearly paid more for these assets than we would today, given the subsequent downturn in the business environment. But, if we could always predict the unpredictable, we wouldn't broadcast blow-out games on Monday night. Regardless, we now have an asset that is strategically valuable and one that we will be building in the years to come. Since we purchased ABC Family, it has posted double-digit growth each quarter in households, total viewers and across all key demographics, including Teens 12-17, Adults 18-34 and Adults 18-49. So, all the arrows are pointed in the right direction. And, this fall, the president of ABC Family, Angela Shapiro, is going to outline a number of exciting initiatives to strengthen the identity of the channel and help build it into a major cable asset.

     Going forward, let me first state the truism that lean times make for lean organizations. During the last few years, we have instituted a number of initiatives that have substantially reduced overhead and improved margins. The savings that have resulted will power growth in the future.

     With this in mind, one week ago the Disney Board of Directors approved an action plan to accelerate growth at our company, which focuses on long-term success based on the enduring uniqueness and appeal of our Disney and ESPN brands.

     However, while the new plan continues to be guided by the importance of our brands, it represents a fundamental shift of emphasis. Whereas the hallmark of the last five years has been investment, the next five years will be primarily about marketing the fruits of that investment. One natural outgrowth should be a strong increase in free cash flow. Needless to say, we will continue to put resources in new opportunities as they emerge, but we now have a wide-ranging infrastructure supporting Disney and ESPN that will allow us to hold down capital expenditure at the same time we expect to increase cash flow by building the audiences for the branded businesses we have created.

     Within these businesses, we will continue to work to create the finest content possible. After all, it's called the Entertainment Industry for a reason. We're here to entertain people. If we do this, we will be successful. Our downturn has been largely due to two forces, one out of our control and one in our control. The force out of our control, of course, has been the downturn in the economy in general and tourism in particular. Inevitably, this trend will reverse. The force in our control is that some of our entertainment hasn't been entertaining enough, especially at the ABC Network. This is a trend that we believe already has reversed.

     Consider what has just occurred in just the last two weeks. In addition to the encouraging performance of ABC primetime, we saw the debut of "Monsters, Inc." on video, which broke the all-time first-day and first-week sales records for any video ever.

     Then, just this past weekend, "Sweet Home Alabama," a modestly budgeted film featuring a rising young star, did an amazing $35.6 million at the U.S. box office, earning more at the box office than it cost to make and setting a record for a September opening. This is an auspicious start of the fall movie season, after we finished a strong second during the summer box office, on the strength of entertainment that appealed to two ends of the spectrum - "Lilo & Stitch" and "Signs."

     Looking ahead, among the promising titles are "Treasure Planet," which takes the Robert Louis Stevenson classic, "Treasure Island," to the stars ... "The Santa Clause 2," which has Tim Allen reprising his role from the 1994 hit - "Pirates of the Caribbean," produced by Jerry Bruckheimer ... and, next summer, "Finding Nemo," produced with our partners at Pixar.

     At our parks, we may be entertaining fewer people than we'd like, but we are entertaining them nonetheless. Our guest surveys are as positive as they've ever been. The longer the downturn lasts, the greater the pent-up demand will be.

     As we just announced, overseeing the parks going forward will be Jay Rasulo. Jay is indicative of the ongoing depth of our executive bench and I know he will lead the parks as we seek to capitalize on the assets we've put in place.

     Looking ahead, some of the greatest opportunities for the ESPN and Disney brands are ones that we are actively positioning ourselves for, but cannot yet know. I am referring to the all-but-inevitable boost we will get from new technological developments. Just as home video became an enormous earnings driver in the '80s and '90s, we can expect some other form of entertainment delivery will provide a major boost in the next few years.

     All of these plans, strategies, and trends combine to make me as bullish about the company's prospects as at anytime since I arrived at Disney.

     We have a healthy and transparent balance sheet, an increasingly lean and cost-conscious culture, a management team that boasts both strength and depth, and entertainment assets that are some of the finest in the world. And, thanks to Disney and ESPN, we have brands that give us a clear, sustainable competitive edge the importance of which will only grow when the general economy begins to expand.

     Our goals are clear, our sights are set. We know what we have to do and we are doing it. We believe this current cycle is nearing its end and Disney's best days are yet to come. Thank you.